Exhibit 99.1

Contact:

Kearstin Patterson

Senior Director of Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Initiates Enrollment in

Augment™ Chronic Tendinopathy Clinical Trial

Product Candidate Aimed at Large Tendinosis Market

Franklin, Tenn. – January 3, 2013 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced it initiated enrollment in a Phase II clinical trial to assess the safety and efficacy of Augment™ Chronic Tendinopathy (ACT) as a treatment for lateral epicondylitis, commonly known as tennis elbow. The randomized, controlled trial is expected to enroll up to 100 patients at seven clinical sites in the U.S. and will evaluate the safety and therapeutic potential of escalating doses of a one-time injection of pure recombinant human platelet-derived growth factor (rhPDGF-BB) homodimer solution into the extensor carpi radialis brevis (ECRB), the tendon in the elbow that is generally the source of pain in tennis elbow. The product candidate is aimed at the large tendinosis market for which there is significant unmet clinical need with limited effective long-term treatments currently available.

“We have seen promising pre-clinical data with ACT and believe the initiation of this Phase II dose finding clinical trial is the logical next step in the development of our sports medicine program,” said Dr. Samuel Lynch, BioMimetic president and CEO. “ACT has the potential to help millions of patients suffering from painful inflammation of the tendon at the outer border of the elbow resulting from overuse of lower arm muscles or trauma.”

Study Design

The Phase II trial is designed as a randomized, ascending dose, double-blinded, placebo controlled, multi-center study. The trial is expected to enroll up to 100 patients ranging from 21 – 80 years of age, who will receive a single injection into the ECRB. The injection will consist of either a placebo or one of four different doses of rhPDGF-BB.

The primary efficacy endpoints will be derived from a combination of pain and disability assessments as measured by the Visual Analog Scale (VAS), Disabilities of the Arm, Shoulder and Hand (DASH) Score and the Patient Rated Tennis Elbow Evaluation (PRTEE), along with sincerity of effort measured by grip strength testing. These clinical outcome measures will be used to detect changes in pain and function up to 24 weeks from baseline. Adverse event reporting, including incidence, relationship with treatment and severity will be recorded throughout the study to evaluate safety of the drug. The product candidate will be reviewed by the U.S. Food and Drug Administration’s (FDA)

Center for Drug Evaluation and Research (CDER), which regulates over-the-counter and prescription drugs, including biological therapeutics and generic drugs.

The study is currently open for enrollment, and more information can be found at www.clinicaltrials.gov. The Company anticipates completing enrollment around year end 2013.

Lateral Epicondylitis

Augment Chronic Tendinopathy (ACT) is being developed to treat chronic tendon injuries, or tendinosis. The target indication for this clinical trial is lateral epicondylitis, commonly referred to as tennis elbow. Lateral Epicondylitis is an inflammation of the tendons that join the forearm muscles on the outside of the elbow. The forearm muscles and tendons become damaged from overuse, or in some cases trauma, leading to pain and tenderness on the outside of the elbow. It is estimated that lateral epicondylitis currently affects one to three percent of the total U.S. population (or approximately three to nine million people), and there is no decisive effective standard of care. Various conservative treatment options are available and include topical and oral non-steroidal anti-inflammatory drugs (NSAIDs), corticosteroid injections, and autologous blood injection (PRP). These conservative treatment options may be effective in short term pain relief and return to function, but studies have shown that a significant portion of patients treated with conservative therapies continue to have recurrent symptoms. Additionally, none of the currently available therapies address the fundamental need to enhance healing at the tendon-to-bone interface and improve long-term outcomes. Thus, lateral epicondylitis is an indication that not only represents a large market opportunity, but it is also one with a significant unmet clinical need. The Company believes there is an opportunity for rhPDGF-BB to fulfill this unmet clinical need and is currently testing this hypothesis in the clinic.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) is a biotechnology company specializing in the development and commercialization of clinically proven products to promote the healing of musculoskeletal injuries and diseases, including therapies for orthopedics, sports medicine and spine applications. All Augment® branded products are based upon recombinant human platelet-derived growth factor (rhPDGF-BB), which is a bio-engineered form of PDGF, one of the body’s principal agents to stimulate and direct healing and regeneration. Through the commercialization of this patented technology, BioMimetic seeks to become the leading company in the field of regenerative medicine by providing new treatment options for the repair of bone, cartilage, tendons and ligaments.

BioMimetic has received regulatory approvals to market Augment® Bone Graft in Canada, Australia and New Zealand for use in hindfoot and ankle fusion indications. Augment is pending regulatory decisions in the U.S. and European Union for similar indications. The Company also markets a bone graft substitute line of products for orthopedic indications called Augmatrix™ Biocomposite Bone Graft.

On November 19, 2012, BioMimetic and Wright Medical Group, Inc. entered into a definitive agreement for a business combination of the two companies. The transaction will combine BioMimetic’s breakthrough biologics platform and pipeline with Wright’s established sales force and product portfolio to further accelerate growth opportunities in Wright’s Extremities business. The merger is subject to a vote by BioMimetic shareholders, and, if approved, is expected to close in the first quarter of 2013.

For further information contact Kearstin Patterson, senior director of corporate communications, at 615-236-4419.

Important Additional Information Regarding the Transaction

In connection with the proposed transaction, Wright filed a registration statement on Form S-4 (the “Form S-4”) with the Securities and Exchange Commission (“SEC”) on December 20, 2012, but such registration statement has not been declared effective by the SEC. BioMimetic will be mailing a proxy statement/prospectus for its stockholders and each will be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BIOMIMETIC STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND BIOMIMETIC. Investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by BioMimetic free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by BioMimetic (when they are available) by going to BioMimetic’s Investor Relations page on its corporate website at www.biomimetics.com.

BioMimetic, Wright and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding BioMimetic’s executive officers and directors, and their beneficial ownership of BioMimetic’s common stock as of April 12, 2012 is available in BioMimetic’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 27, 2012. Information regarding Wright’s executive officers and directors is available in Wright’s proxy statement for its 2012 annual meeting of stockholders and its current reports on Form 8-K, which were filed with the SEC on March 27, 2012, August 3, 2012 and November 6, 2012, respectively. Other information regarding the interests of such potential participants in the proxy solicitation are included in the Form S-4 and will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-looking Statements

This press release contains forward-looking statements about our future results of operations and financial position, product development programs, business strategy, plans and objectives of management for future operations that are not historical facts. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate,” “optimistic” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including that: (i) the Food and Drug Administration may not approve Augment Chronic Tendinopathy and (ii) despite the Company’s future marketing and commercialization efforts, Augment Chronic Tendinopathy may not achieve broad market acceptance. Further, BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks detailed in BioMimetic’s recent annual and quarterly reports filed with the Securities and Exchange Commission (SEC), including those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2012, which are incorporated in this press release by this reference. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, and has no policy of doing so.

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